UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 10, 2015

ContraFect Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

28 Wells Avenue, 3rd Floor
Yonkers, New York		10701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 207-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10th, 2015, ContraFect Corporation (the “Company”) and Julia P. Gregory, the Company’s Chief Executive Officer, entered into an amendment to Ms. Gregory’s employment agreement (the “Amendment”).  The material terms of the Amendment are as follows:

•
If a Change in Control (as defined under the ContraFect Corporation 2014 Omnibus Incentive Plan) occurs during Ms. Gregory’s term of employment, her term will expire no earlier than one year from the date of the Change in Control.

•
If Ms. Gregory’s employment  is terminated without cause or she resigns for good reason within twelve months following a Change in Control (and, in certain circumstances, if she is terminated without cause prior to the consummation of a Change in  Control but following the execution of an agreement that would result in a Change in Control), she will receive the following benefits, subject to the execution and non-revocation of a release of claims: (1) 18 months of salary continuation plus an amount equal to 75% of base salary as a target bonus, paid over 18 months; (2) accelerated vesting of 100% of unvested equity awards; and (3) payment of COBRA premiums for 18 months.  Ms. Gregory’s estate will receive these benefits should her death occur: 1) during the term of her employment; and 2) during the time period commencing three months prior to the consummation of a Change in Control and ending 12 months following the consummation thereof.

•
The Amendment provides for a modified cutback of any payments or benefits due to Ms. Gregory under her employment agreement constituting “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) that would be subject to the excise tax imposed by Section 4999 of the Code.  This means that such payments would be either (1) delivered in full to Ms. Gregory, or (2) delivered to such lesser extent that would result in no portion of the payments being subject to the Section 4999 excise tax – whichever of the foregoing results in payment to Ms. Gregory of the greatest amount of payments on an after-tax basis.

In all other material respects, the terms of Ms. Gregory’s employment agreement, as filed with the Securities and Exchange Commission as Exhibit 10.6 to the Company’s amended Form S-1 filed on July 1, 2014, remain the same.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to the Employment Agreement by and between ContraFect Corporation and Julia P. Gregory, dated August 10th, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONTRAFECT CORPORATION

Date: August 13, 2015	By:	/s/ Julia P. Gregory
		Name:	Julia P. Gregory
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to the Employment Agreement by and between ContraFect Corporation and Julia P. Gregory, dated August 10, 2015